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EXHIBIT 21

Significant Subsidiaries.

World Headquarters

International Rectifier
233 Kansas Street
El Segundo, CA 90245
Phone: (310) 726-8000
FAX: (310) 322-3332
Internet: www.irf.com

North American Operations

International Rectifier
233 Kansas Street
El Segundo, CA 90245
Phone: (310)726-8000
FAX: (310) 322-3332
Internet: www.irf.com

HEXFET America
41915 Business Park Drive
Temecula, CA 92590
Phone: (909) 676-7500
FAX: (909) 676-9154

Rectificadores Internacionales, S.A.
Prolongacion Ave. Los Cabos
No. 9234
Parque Industrial Pacifico II
C.P. 22709
Tijuana, Baja California, Mexico
Phone: (++) 52 66 26 08 04
FAX: (++) 52 66 26 01 02

Omnirel, L.L.C.
205 Crawford Street
Leominster, MA 01453
Phone: (978) 534-5776
FAX: (978) 537-4246

Advanced Analog/M-3
2270 Martin Ave.
Santa Clara, CA 95050

European Operations

International Rectifier Company
(Great Britain) Ltd.
439/445 Godstone Road
Whyteleafe, Surrey
CR3 OBL, United Kingdom
Phone: (++) 44 0 20 8645 8000
FAX: (++) 44 0 20 8645 8077

Research and Development Facility
Holland Road, Hurst Green
Oxted, Surrey, RH8 9BB
Phone: (++) 44 1883 732020
FAX: (++) 44 1883 733410

Branch Office -- Denmark
P.O. Box 88, Telefonvej
8DK-2860, Soeborg
Phone: (++) 45 39 57 71
50FAX: (++) 45 39 57 71 52

Branch Office -- Finland
Billskogsvagen 19
02580 Sjundea St.
Phone: (++) 358 9 262 8144
FAX: (++) 358 9 262 8150

Branch Office -- France
32, rue des Processions,
BP61 91241 St. Michel sur Orge Cedex
Phone: (++) 33 1 64 49 59 59
FAX: (++) 33 1 64 49 59 69

Branch Office -- Sweden
Box 8159 , S-163 08, Spanga
Phone: (++) 46 8 795 9840
FAX: (++) 46 8 795 9895

International Rectifier
Electronic Motion Systems, Ltd.
Llys-Y-Ddraig,
Penllergaer Business Park
Penllergaer
Swansea, SA4 1HL Wales
Phone: (++) 44 1792 54 3000
FAX: (++) 44 1792 54 3001

International Rectifier Corporation Italiana, S.p.A.
Via Liguria 49, 10071 Borgaro,
Torino (To), Italy
Phone: (++) 39 011 451 0111
FAX: (++) 39 011 451 0220

International Rectifier GmbH
Saalburgstrasse 157
D-61350 Bad Homburg, Germany
Phone: (++) 49 6172 96590
FAX: (++) 49 6172 965933

Branch Office -- Switzerland
Riedmatt 9
CH-8153 Rumlang
Phone: (++) 41 1 817 6295
FAX: (++) 41 1 817 6299

IR International Holdings, Inc.
Branch Office -- Moscow, Russia
3 Floor, Room 301
24/2 Ul. Ussievich Str.
125315 Moscow
Phone/FAX: (++) 7 502 224 58 46
E-mail: irmoscow@co.ru

Asian Operations

International Rectifier Japan Company, Ltd.
K&H Bldg., 3-30-4 Nishi-Ikebukuro
Toshima-ku, Tokyo, 171-0021 Japan
Phone: (++) 81 33 983 0641
FAX: (++) 81 33 983 0642

Osaka Office -- Osaka, Japan
KAZU IT Bldg.
2-10-27 Minami-Semba
Chuo-ku 542-0081
Phone: (++) 81 66 258 7560
FAX: (++) 81 66 258 7561

Shanghai International Rectifier Trading Ltd.
231 Fu Te Road (N)
Waigaoqiao Free Trade Zone
Pudong, Shanghai, 200131, P.R. China
Phone: (++) 86 21 5866 6060
FAX: (++) 86 21 5866 1654

IR International Holdings, Inc.
Representative Office
Canway Building, Suite 71066
Nan Li Shi Road, Xi Cheng District
Beijing, 100045, P.R. China
Phone: (++) 86 10 6803 8195 & 6803 8196
FAX: (++) 86 10 6803 8194

Representative Office
16th Floor, Suite B, 319, Sec. 2
Tun Hwa South Road
Taipei 10673, Taiwan, R.O.C.
Phone: (++) 886 2 2739 4230
FAX: (++) 886 2 2377 9936

Representative Office
Suite 2111, Herrera Tower
98 Herrera Corner Valero St., Salcedo Village
Makati City, Philippines
Phone/FAX: (++) 632 845 1653

IR International Holdings China, Inc.
Xian International Rectifier Weiguang Co.
202 Zhu Que Street
Xian, Shaanxi province, 710061, P.R. China
Phone: (++) 86 29 524 7490/ 92
FAX: (++) 86 29 524 7423

IR-PERI Power Electronics Co. Ltd.
202 Zhu Que Street
Xian, Shaanxi province, 710061, P.R. China
Phone: (++) 86 29 521 5895
FAX: (++) 86 29 521 5896

Liaison Office -- Seoul, Korea
#402, Noksan Building, 106-8
Kuro-5Dong, Kuro-Gu
Seoul, 152-055 Korea
Phone: (++) 822 858 8773
FAX: (++) 822 858 8775

International Rectifier
Southeast Asia Pte. Ltd.
50 Kallang Avenue #08-01/03
Noel Corporate Building
Singapore 339505
Phone: (++) 65 295 9555
FAX: (++) 65 392 3558

International Rectifier
Hong Kong, Ltd.
Unit 308, New East Ocean Centre
No. 9 Science Museum Road
Tsimshatsui East, Kowloon
Hong Kong
Phone: (++) 852 2803 7380
FAX: (++) 852 2540 5835

Semiconductor Electronics Ltd.
S.D.F.I Unit No. 23, SEEPZ
Andheri (East)
Bombay 400 096, India
Phone: (++) 91 22 829 1055
FAX: (++) 91 22 829 0473

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  EXHIBIT 21
Significant Subsidiaries.